Exhibit 7(f)

OWENS CORNING WORLD HEADQUARTERS
ONE OWENS CORNING PARKWAY
TOLEDO, OHIO 43659
413.248.8000


                                                            [OWENS CORNING LOGO]




March 13, 2000



CBP Holdings, Inc.
c/o CGW Southeast Partners IV, L.P.
Twelve Piedmont Center
Suite 210
Atlanta, GA  30305

Attention:        Bart A. McLean
                  President

Gentlemen:

         1. Commitment. This letter (the "Letter Agreement") will confirm the commitment of Owens Corning, a Delaware corporation ("OC"), to provide $30.0 million of senior preferred equity financing (the "Financing") to CBP Holdings, Inc., a Georgia corporation, (the "Company"), on terms and conditions substantially as set forth on Exhibit A hereto, and subject to the terms and conditions set forth herein. The proceeds to the Company from the Financing may be used as part of the total financing to acquire 100% of the outstanding capital stock (the "Transaction") of Cameron Ashley Building Products, Inc., a Georgia corporation ("Cameron Ashley"), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 17, 2000, by and among the Company, CBP Acquisition Corp., and certain other parties thereto (the "Merger Agreement").

         2. Conditions. Our commitment to provide the Financing hereunder is subject to (i) the satisfaction or waiver of all conditions precedent to the Transaction contained in the Merger Agreement; and (ii) the execution by OC and Cameron Ashley of a mutually-acceptable Supply Agreement (collectively, the "Conditions").

         3. Termination. This Financing commitment will be effective upon the Company's acceptance of the terms and conditions of this Letter Agreement and will expire, unless otherwise waived by OC in its sole discretion, as of the earlier to occur of (a) the date that is six (6) months from the date hereof or
(b) the termination of the Merger Agreement pursuant to the terms and conditions of Section 7.1 thereof.

CBP Holdings, Inc.
March 13, 2000
Page 2

         4. Governing Law. This Letter Agreement shall be governed by and construed in accordance with the internal laws of the state of New York (excluding the provisions of such laws regarding conflicts of law).

         5. Assignment, Amendment and Waiver. Neither this Letter Agreement nor any of the rights, interests or obligations hereunder may be assigned by OC or the Company without the prior written consent of the other. Any provision of this Letter Agreement may be amended only with the prior written consent of OC and the Company. Any provision of this Letter Agreement for the benefit of a party hereto may be waived by such party (either generally or in particular and either retroactively or prospectively), only by a written instrument signed by the party waiving compliance.

         6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or numbers as set forth below. Notices shall be effective only upon annual receipt. Notices to the Company shall be addressed to:

                  CBP Holdings, Inc.
                  c/o CGW Southeast Partners IV, L.P.
                  Twelve Piedmont Center
                  Suite 210
                  Atlanta, GA  30305
                  Attn:   Bart A. McLean
                          President
                  Fax:    (404) 816-3258

with a copy (which shall not constitute notice to the Company) to:

                  Citicorp Venture Capital, Ltd.
                  399 Park Avenue, 14th Floor
                  New York, NY  10043
                  Attn:    David F. Thomas
                           Michael Bradley
                  Fax:     (212) 888-2940

and

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, NY  10022
                  Attn:    Kirk A. Radke
                           (212) 446-4900

CBP Holdings, Inc.
March 13, 2000
Page 3



and

                  Alston & Bird LLP
                  One Atlantic Center
                  1201 West Peachtree Street
                  Atlanta, GA  30309-3424
                  Attn:    Teri McMahon
                  Fax:     (404) 881-7777

or at such other address and to the attention of such other person as the Company may designate by written notice to OC. Notices to OC shall be addressed to:

                  Owens Corning
                  One Owens Corning Parkway
                  Toledo, OH  43659
                  Attn:    Domenico Cecere
                  Fax:     (419) 248-8445

or at such other address and to the attention of such other person as OC may designate by written notice to the Company.

         7. Complete Agreement. This Letter Agreement and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

         8. No Third Party Beneficiaries. This Letter Agreement is not intended and shall not be deemed to confer any benefit upon any person or entity other than the parties hereto.

         9. Headings. The headings contained in this Letter Agreement are for references only and shall not affect in any way the meaning or interpretation of this Letter Agreement.

         10. Confidentiality. Neither the Company nor OC nor any of their respective representatives or affiliates shall disclose to any third party the terms or existence of this agreement without the written consent of the other, except as otherwise required by law.

CBP Holdings, Inc.
March 13, 2000
Page 4





Very truly yours,

OWENS CORNING



By: /s/ Domenico Cecere
   _____________________
         Domenico Cecere
         President, BMSB


AGREED AND ACCEPTED:

CBP HOLDINGS, INC.


By: /s/ Bart A. McLean
   _____________________
         Bart A. McLean
         President

                                    EXHIBIT A

                               CBP HOLDINGS, INC.
                     PROPOSED TERMS - SENIOR PREFERRED STOCK

Issuer:                             CBP Holdings, Inc., a Georgia corporation.

Purchaser:                          Owens Corning, a Delaware corporation.

Principal Amount:                   $30.0 million.

Dividend Rate:                      7.5% cumulative dividends, payable in kind on a semi-annual basis.

Maturity:                           9 years.

Rank:                               The Senior Preferred Stock will, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution of the
                                    Issuer, rank (i) junior to the subordinated indebtedness of J.H.
                                    Whitney & Co. and (ii) senior to all other classes or series of the
                                    Issuer's equity securities.

Security:                           Unsecured.

Redemptions:
       Mandatory:                   Mandatorily redeemable, at face value, plus accrued dividends, upon a change of control of the Issuer.

       Optional:                    Optionally redeemable by the Issuer at any time, in whole or in part, without premium or penalty, or face value plus accrued dividends.

Exchange:                           The Issuer may, at its option and at any time, or shall upon demand from Purchaser, exchange all or any portion of the Senior Preferred Stock into subordinated notes containing the same features of the Senior Preferred Stock.

Covenants:                          The Issuer shall be subject to normal and customary restrictions regarding (i) change of control, (ii) junior payments, and (iii)
                                    affiliate transactions.

Transfer Restrictions:              The Senior Preferred Stock shall be non-transferable, except for transfers made by the Purchaser to its affiliates.

Information Rights:                 The Purchaser shall be entitled to receive audited annual financial statements of the Issuer and, to the extent desired, monthly and/or quarterly unaudited financial statements of the Issuer.

Supply Agreements:                  The Issuer shall execute a Supply Agreement with the Purchaser, substantially in the form attached hereto as Exhibit B.

Registration Rights:                None.

Board Representation:               None.

Voting Rights:                      None, except as otherwise required by law.

                                                            [OWENS CORNING LOGO]
OWENS CORNING WORLD HEADQUARTERS
ONE OWENS CORNING PARKWAY
TOLEDO, OHIO 43659
419.248.8000

                                                     March 13, 2000


CBP Holdings, Inc.
c/o CGW Southeast Partners IV, L.P.
Twelve Piedmont Center
Suite 210
Atlanta, GA  30305

Attention:        Bart A. McLean
                  President

Gentlemen:

         This letter is to clarify our mutual understanding regarding Owens Corning's commitment to provide Financing as set forth in the letter agreement between OC and the Company dated March 13, 2000 (the "Commitment Letter"). (Capitalized terms used herein and not defined shall have the meanings set forth in the Commitment Letter.)

         The Company has no obligation to effect the Financing. The intent of the Commitment Letter is to obligate OC to provide the Financing if, and only if, the Company decides to increase its offer price for Cameron Ashley above the proposed purchase price of Guardian Industries. OC acknowledges that (i) the Company has not yet determined whether to increase its offer price for Cameron Ashley and (ii) if OC does not provide the Financing, then the Supply Agreement with Cameron Ashley shall terminate.


                                     Very truly yours,

                                     OWENS CORNING


                                     By: /s/ Stephen K. Krull
                                         ______________________
                                     Name:  Stephen K. Krull
                                     Title: Vice President and General Counsel
                                            Building Materials Systems Business

Agreed and Accepted:
CBP HOLDINGS, INC.

By: /s/ Bart A. McLean
   ____________________

Name: Bart A. McLean
     __________________

Title:  President
        __________________



                                      -2-